Exhibit 99.1

Contact:	Scott Meyerhoff
Goldleaf Financial Solutions, Inc.
678-728-4464
Goldleaf Reports First Quarter Financial Results
ATLANTA, Ga. (May 12, 2008) — Goldleaf Financial Solutions, Inc. (NASDAQ: GFSI), a provider of integrated technology-based solutions designed to improve the performance of financial institutions, today announced financial results for the three-month period ended March 31, 2008.
Revenue for the first quarter ended March 31, 2008 totaled $19.2 million, a $6.1 million or 47.1% increase when compared to the year-ago quarter. The increase is principally due to the acquisition of Alogent and the growth in our electronic processing offerings, partially offset by a decline in the commercial lending offering.
Operating income totaled $17 thousand for the first quarter of 2008 compared to an operating loss of $530 thousand for the same period of 2007. Net loss available to common stockholders was approximately $513 thousand, or $(0.03) per share, for the first quarter of 2008, versus a net loss available to common stockholders of approximately $377 thousand, or $(0.02) per share, for the first quarter of 2007.
If the Company included approximately $81 thousand and $92 thousand respectively, of deferred revenue of CBS and Datatrade which could not be recognized in the post acquisition financial statements, as well as approximately $1.3 million of Alogent revenue in January prior to completion of our acquisition, pro forma revenue would have been $20.7 million.
EBITDAS is a non-GAAP financial measurement calculated as earnings before interest, taxes, depreciation, amortization and non-cash stock based compensation expense. EBITDAS totaled $2.4 million for the three-month period of 2008, which compares to $488 thousand for the same period of 2007. If the Company included the pro forma revenue adjustments described above and approximately $885 thousand in Alogent expenses for the period prior to completion of our acquisition and excluded approximately $407 thousand in one-time expenses related to the Alogent transaction, pro forma EBITDAS would have been $3.4 million.
Commenting on the results, Goldleaf Chief Executive Officer, Lynn Boggs, stated, “The first quarter marked the completion of the Alogent acquisition, which accomplished several of the company’s key initiatives including enhanced focus on payments processing, and the expansion of our remote capture offerings to include financial institutions of any size operating in an in-house or ASP environment. Goldleaf now boasts more than 80,000 points of remote capture.”
The following is forward-looking and actual results may differ materially from those defined below. The Company’s outlook includes the effect of all acquisitions completed to date. Further, this outlook does not give effect to any additional potential mergers or acquisitions that may be consummated.
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GFSI Reports First Quarter Results

May 12, 2008
The company reaffirms its pro-forma revenue projections for the full year 2008 of approximately $87 million and pro-forma EBITDAS for the full year 2008 of $15.0 million. These full-year pro-forma estimates assume the acquisition of Alogent occurred on December 31, 2007 and inclusion of the CBS and Datatrade deferred revenue described above, and with respect to EBITDAS, are adjusted for the non-recurring expense items related to the Alogent transaction as described above.
Goldleaf will be hosting a conference call to discuss its 2008 first-quarter results this afternoon at 5:00 p.m. Eastern time. The live broadcast of Goldleaf’s first-quarter conference call will be available online at www.goldleaf.com under the Investor Relations tab and at www.earnings.com. An online replay will be available for 30 days using the same links.
About Goldleaf Financial Solutions, Inc.
Goldleaf Financial Solutions, Inc. (NASDAQ: GFSI) offers a strategic suite of integrated technology and payment processing solutions to financial institutions. Goldleaf’s products and services enable financial institutions to succeed in today’s competitive market, solidify their trusted financial relationships, expand their presence and improve profitability through the efficient use of technology. Goldleaf works with clients across six continents. For more information about Goldleaf and its set of solutions, please visit the company at www.goldleaf.com.
Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties associated with the Company’s ability to identify, complete or integrate acquisitions, achieve anticipated financial performance, or achieve its growth plans. These risks and uncertainties are in addition to other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the section entitled “Risk Factors” in its annual report on Form 10-K for the year ended December 31, 2007 and subsequent filings. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.
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GFSI Reports First Quarter Results

May 12, 2008
GOLDLEAF FINANCIAL SOLUTIONS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS

	Three Months Ended
	March 31
(in thousands, except per share data)	2008	2007
REVENUES:
Financial institution services	$16,614	$10,223
Retail inventory management services	1,977	2,045
Other products and services	604	779

Total revenues	19,195	13,047

COST OF REVENUES:
Financial institution services	3,761	1,781
Retail inventory management services	220	209
Other products and services	430	653

Gross profit	14,784	10,404

OPERATING EXPENSES:
General and administrative	6,281	5,470
Selling and marketing	5,453	4,504
Research and development	1,858	455
Amortization	1,158	500
Other operating expense, net	17	5

Total operating expenses	14,767	10,934

OPERATING INCOME (LOSS)	17	(530)
INTEREST EXPENSE, NET	919	83

LOSS BEFORE INCOME TAXES	(902)	(613)
Income tax provision (benefit)	(389)	(236)

NET LOSS	$(513)	$(377)

LOSS PER SHARE:

Basic	$(0.03)	$(0.02)

Diluted	$(0.03)	$(0.02)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	18,816	17,269

Diluted	18,816	17,269

	As of
	Mar. 31,	Dec. 31,
(in thousands)	2008	2007
Balance Sheet Highlights:
Cash and cash equivalents	$3,975	$2,648
Working capital	(672)	2,979
Total assets	135,523	81,650
Long-term Liabilities	54,160	14,149
Stockholders’ equity	52,654	50,362
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GFSI Reports First Quarter Results

May 12, 2008
GOLDLEAF FINANCIAL SOLUTIONS, INC.
RECONCILIATION OF REPORTED NET INCOME (LOSS) TO EBITDAS
GAAP means generally accepted accounting principles in the United States (“GAAP”). EBITDAS is a non-GAAP financial measure. EBITDAS is defined as GAAP net income (loss) plus interest expense, income taxes, depreciation, amortization and non-cash stock based compensation expense less interest earned. We have provided EBITDAS because we believe it is a commonly used measure of financial performance in comparable companies and because we believe it will help investors and analysts evaluate companies on a consistent basis, as well as enhance an understanding of our operating results. Our management uses EBITDAS:
•	as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis;
•	for planning purposes, including the preparation of our internal annual operating budget and the calculation of our ability to borrow under our credit facility (with further adjustments as required under the terms of our credit facility);
•	to allocate resources to enhance the financial performance of our business;
•	to evaluate the effectiveness of our operational strategies; and
•	to evaluate our capacity to fund capital expenditures and expand our business.
Other companies may calculate EBITDAS differently than we do. In addition, EBITDAS:
•	does not represent net income or cash flows from operating activities as defined by GAAP;
•	is not necessarily indicative of cash available to fund our cash flow needs; and
•	should not be considered as an alternative to net income, income from operations, cash provided by operating activities or our other financial information as determined under GAAP.
The Company prepares its financial statements in accordance with GAAP in the United States. The Company also provides information related to non-GAAP financial measurements such as EBITDAS, and from time to time, other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of its business. To enable interested parties to reconcile non-GAAP measures to the Company’s GAAP financial statements, the Company clearly defines EBITDAS and quantifies all other adjustments to GAAP measurements as necessary. The Company provides EBITDAS information, a commonly used non-GAAP financial measurement, as a performance measure to assist in analyzing the Company’s operations and in comparing the Company to its competitors. The Company may also provide other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of business in order to assist in comparing the Company’s current operating performance to its historical performance. These adjustments typically reflect non-recurring items, such as dispositions of assets, restructuring charges or other acquisition related items that have impacted the financial results, favorably or unfavorably, but are deemed to be outside of the ordinary course of operations. Investors should note that such measures may not be comparable to similarly titled measures used by other companies, and investors are encouraged to use this information only in connection with the information contained in the Company’s GAAP financial statements.
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GFSI Reports First Quarter Results

May 12, 2008
Reconciliations of net income (loss) to EBITDAS are as follows:

	Three Months Ended
	March 31
(in thousands)	2008	2007
Net Loss	$(513)	$(377)
Add back (deduct):
Interest expense, net	919	83
Income tax benefit	(389)	(236)
Depreciation and amortization	2,224	1,011
Non-cash stock based compensation	167	7

EBITDAS	$2,408	$488

Add back unusual, infrequent charges:

Deferred revenue — post acquisition CBS & DataTrade	$173	$—
Alogent revenue in January 2008 prior to acquisition	1,305
Alogent expense in January 2008 prior to acquisition	(885)
Alogent transaction related one-time expenses	407
Severance charges in Goldleaf Technologies division	—	557

Pro forma EBITDAS:	$3,408	$1,045

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